                                                                   EXHIBIT 10.14


                                    EXHIBIT A

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR
(C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.



                          SUBORDINATED PROMISSORY NOTE


$400,000                                                        Portland, Oregon
                                                                June 30, 2000


           FOR VALUE RECEIVED, the undersigned, MICROFIELD GRAPHICS INC. ("Maker"), hereby promises to pay to the order of JMW CAPITAL PARTNERS, INC. ("Holder") in immediately available funds the principal sum of Four Hundred Thousand Dollars ($400,000), together with interest at the Applicable Rate (calculated on the basis of a 360-day year and actual days elapsed) as follows:
(a) interest in arrears on the last day of each quarter beginning September 30, 2000; and (b) the outstanding principal balance and all accrued and unpaid interest on the earlier of (i) June 30, 2005 or (ii) demand by Holder made at any time (or from time to time if demand is for less than all of the then outstanding principal) after June 30, 2003. Each payment on account of the obligations evidenced by this Note shall be applied first to expenses for which Maker is liable hereunder, next to accrued interest and the balance to outstanding principal.

           Maker shall apply all proceeds from the exercise of Warrants (as defined in the Note Purchase Agreement) to prepay amounts due under this Note, without payment of any Prepayment Fee. On ten days' prior written notice to Holder, Maker may, at any time, prepay all or any portion of the amount due under this Note, together with (a) accrued interest to the date of such prepayment on the principal amount prepaid and (b) the applicable Prepayment Fee, provided, however, that each partial prepayment shall be in an aggregate principal amount of at least $100,000. The applicable Prepayment Fee shall also be payable upon any mandatory prepayment due to an acceleration of amounts due under this
Note in connection with an Event of Default.

           As used herein:

           "APPLICABLE RATE" means, at any date, the lesser of (a) 10% per annum PLUS; during the continuation of an Event of Default, 200 basis points, or (b) the Highest Lawful Rate.

           "EVENT OF DEFAULT" means the occurrence of any of the following events:

                     (i) Maker fails to pay when due any obligation evidenced hereby;

                     (ii) Maker fails to pay any indebtedness for borrowed money when due or any event occurs or exists which gives the holder of any such indebtedness the right to accelerate the payment thereof;

                     (iii) Maker shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;

                     (iv) Maker shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Maker and is not dismissed, stayed or vacated within sixty days thereafter; Maker shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Maker shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors;

                     (v) Any representation or warranty made by Maker (or any of its officers) under or in connection with any Transaction Document (as defined in the Note Purchase Agreement) shall prove to have been incorrect in any material respect when made;

                     (vi) The Company shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Company by the Holder;

                     (vii) Any judgment or order for the payment of money (net of anticipated insurance proceeds, as determined in good faith by Maker's Board of Directors) in excess of $150,000 shall be rendered against the Company and either
                     (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                     (viii) John B. Conroy shall at any time prior to June 30, 2002, for any reason, cease to be active in the management of Maker;

                     (ix)           Designees of JMW Capital Partners, Inc.
                     shall represent less than 40% of all members of the Maker's Board of Directors;

                     (x) Maker shall sell or otherwise transfer or dispose of all or substantially all of its assets or shall effect any merger, consolidation, reorganization or other transaction or series of related transactions (other than a mere reincorporation merger) resulting in the exchange of outstanding shares of Maker's capital stock for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates and as a result of which the shareholders of Maker immediately prior to such transaction hold or receive, by virtue of their ownership of securities of Maker, less than 50% of the capital stock of the resulting entity; or

                     (xi) Maker shall contest the enforceability of this Note, any other Transaction Document or any transaction contemplated hereby or thereby.

           "HIGHEST LAWFUL RATE" means, at the particular time in question, the maximum rate of interest which, under applicable law, Holder is then permitted to charge Maker on the obligations evidenced hereby, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Maker.

           "NOTE PURCHASE AGREEMENT" means the Note and Warrant Purchase Agreement dated as of June __, 2000 between Maker and JMW Capital Partners, Inc., as the same may be amended, supplemented or modified.

           "PREPAYMENT FEE" means, with respect to any prepayment hereunder, an amount equal to the principal amount prepaid multiplied by the appropriate percentage set forth below:


                                                                                                   APPLICABLE
                      TIMING OF PAYMENT                                                            PERCENTAGE
                      Prior to June 30, 2001                                                           3%

                      After June 30, 2001 but prior                                                    2%
                             to June 30, 2002

                      After June 30, 2002 but                                                          1%
                             prior to June 30, 2003


           "SENIOR CREDITOR" means any bank, commercial finance company, insurance company or other institutional lender.

           "SENIOR INDEBTEDNESS" means all obligations now or hereafter owed by Maker to Senior Creditors for or in connection with borrowed money, capitalized leases, guaranties or other similar obligations, the aggregate principal amount of which does not exceed $1,000,000. The $1,000,000 limitation shall be applied first to include obligations owed to Maker's senior secured working capital lender, next to include other secured obligations and last to include unsecured obligations.

           Subject to the rights of holders of Senior Indebtedness set forth herein, if an Event of Default shall occur and be continuing, the Holder may, by notice to Maker, declare all amounts payable hereunder to be due and payable, whereupon all such amounts shall be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker; PROVIDED, HOWEVER, that in the event of an entry of an order for relief with respect to Maker under the Federal Bankruptcy Code or Maker's voluntary filing under the Federal Bankruptcy Code, all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Maker.

           The obligations evidenced hereby are subordinate and junior in right of payment to Senior Indebtedness. No payment shall be made pursuant to this
Note if Maker is in default of any of its obligations with respect to Senior Indebtedness (or if such payment would itself constitute a default) until such default is cured to the written satisfaction of or waived by the applicable Senior Creditor, provided that Maker's failure to make any such payment shall nonetheless constitute a default by Maker of its obligations to Holder hereunder. Upon any dissolution, winding up, liquidation or reorganization of Maker, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for, before any payment is made on the obligations evidenced by this Note, and any payment received by Holder in violation of the foregoing shall be paid to the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment to the holders of Senior Indebtedness. The provisions of this paragraph are included solely for the purpose of defining the relative rights of Holder and holders of Senior Indebtedness, and nothing herein shall impair, as between Maker and Holder, Maker's unconditional and absolute obligation to pay Holder all amounts owing hereunder.

           Maker shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Holder to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Holder nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Maker and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

           Time is of the essence in the performance of all obligations of Maker under this Note. This Note shall be governed by and construed in accordance with the laws of the State of Oregon.

           This Note shall be binding upon and inure to the benefit of Maker and Holder and their respective successors, heirs, legal representatives and permitted assigns. Maker may not assign its rights or obligations under this Note without the prior written consent of Holder. Holder may not assign its rights or obligations under this Note without the prior written consent of Maker, which shall not be unreasonably withheld; provided, however, that no consent of Maker shall be required for any transfer by Holder to any person or entity that controls, is controlled by or is under common control with Holder.

           UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY HOLDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE MAKER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY HOLDER TO BE ENFORCEABLE.

                                                   MICROFIELD GRAPHICS, INC.

                                                   By:_________________________
                                                   Title:_______________________


                                      -6-